UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: February 21, 2008 (January 31, 2008)

(Date of Earliest Event Reported)

CREDENCE SYSTEMS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-22366	94-2878499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1421 California Circle Milpitas, California		95035
(Address of Principal Executive Offices)		(Zip Code)

408-635-4300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On February 14, 2008, Credence Systems Corporation (the “Company”) entered into an Asset Purchase Agreement with DCG Systems Inc. (the “Purchaser”) pursuant to which the Company agreed to sell all of the assets and business of the Company’s diagnostics and characterization business (the “Assets”) to the Purchaser (the “Agreement”).  Under the Agreement, Credence may receive up to $10 million for the Assets, with $2.5 million, subject to certain adjustments, payable on each of the first and second anniversaries of the close of the transaction, and the balance payable on the third anniversary of the close of the transaction contingent on the Purchaser’s achievement of revenue targets.  The Company will transfer up to $22 million of book value of assets, including component inventory, fixed assets, and intangibles to the Purchaser and the Purchaser will assume various liabilities including certain contractual warranty and service contracts, employee paid time off, and commission obligations.  The Company will also provide reimbursable transition services for a limited period of time.  In addition, the Company will fund the fulfillment of approximately $4 million of existing warranty and service contract obligations through the Purchaser.  The Company and Purchaser have made customary representations, warranties and covenants in the Agreement.  The sale of the Assets was consummated on February 20, 2008.

The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement attached as Exhibit 10.1 and incorporated herein by reference.

Item 2.06.  Material Impairments.

On January 31, 2008, the Company concluded that in connection with the sale of the Assets described in Item 1.01 above, the Company will incur a charge based on the book value of such Assets and the terms of such sale.  Accordingly, the Company will take a charge of approximately $22 million in the Company’s recently-concluded first quarter of fiscal 2008. The Company also estimates that the charge will not result in future cash expenditures.

The information relating to the sale described in Item 1.01 included above is incorporated herein by reference into this Item 2.06.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit
Number	Description

10.1	Asset Purchase Agreement, dated February 14, 2008, by and between the Company and DCG Systems, Inc.
99.1	Press Release, dated February 21, 2008, announcing the sale of the Company’s diagnostics and characterization business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDENCE SYSTEMS CORPORATION

By:	/s/ Byron W. Milstead
Byron W. Milstead
Senior Vice President, General Counsel
and Assistant Secretary

Date: February 21, 2008

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Asset Purchase Agreement, dated February 14, 2008, by and between the Company and DCG Systems, Inc.
99.1	Press Release, dated February 21, 2008, announcing the sale of the Company’s diagnostics and characterization business.